As filed with the Securities and Exchange Commission on April 11, 1997

                                                      Registration No.


                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934
                                _________________

                          INTELLECTUAL TECHNOLOGY, INC.
             (Exact name of registrant as specified in its Charter)


        Delaware                                        84-1130227
(State of Incorporation)                  (I.R.S. Employee Identification No.)

                          10639 Roselle Street, Suite 6
                           San Diego, California 92121
                    (Address of principal executive offices)
                                _________________

Securities to be registered pursuant to Section 12(b) of the Act:

    Title of Each Class                       Name of Each Exchange on which
     to be Registered                         Each Class is to be Registered

           N/A                                               N/A

     If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instructions A.(c)(1), please check the following box. [ ]

     If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. [ ]

Securities to be registered pursuant to Section 12(g) of the Act:

                         Common Stock, $.00001 par value
                                (Title of Class)

                     Class A Common Stock Purchase Warrants
                                (Title of Class)

                     Class B Common Stock Purchase Warrants
                                (Title of Class)

                      INFORMATION REQUIRED IN REGISTRATION




Item 1.  Description of Registrant's Securities to be Registered

     The information required in this item is incorporated by reference to the Registrant's Registration Statement on Form S-18 (Registration No. 33-33092-D), effective April 17, 1990.

Item 2.  Exhibits

     The following exhibits are filed as part of this Registration Statement:

     (a)  Certificate   of   Incorporation,   incorporated   by   reference   to
          Registration Statement No. 33-33092-D, effective April 17, 1990.

     (b)  Amendment   to   Certificate   of    Incorporation,    dated   as   of
          ________________.

     (c) Bylaws, incorporated by reference to Registration Statement No. 33-33092-D, effective April 17, 1990.

     (d) Specimen Stock Certificate, incorporated by reference to Registration Statement No. 33-33092-D, effective April 17, 1990.

     (e) Specimen Class A Warrant Certificate, incorporated by reference to Registration Statement No. 33-33092-D, effective April 17, 1990.

     (f) Specimen Class B Warrant Certificate, incorporated by reference to Registration Statement No. 33-33092-D, effective April 17, 1990.

     (g) Unit Warrant Agreement, incorporated by reference to Registration Statement No. 33-33092-D, effective April 17, 1990.

     (h) Rights of Stockholders (included in (a), (b), (d), (e) and (f), above).

                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.


Date:  April 10, 1997                    INTELLECTUAL TECHNOLOGY, INC.


                                         By: /s/
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